UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒       Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Invesco Real Estate Income Trust Inc.

(Name of Registrant as Specified in its Charter)

Not applicable.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 10, 2026

On September 23, 2026, Invesco Real Estate Income Trust Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Proxy Statement”) relating to the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, November 10, 2026, at 1:00 p.m. Central Time. As previously disclosed, the Board of Directors of the Company fixed the close of business on September 8, 2026 as the record date (the “Record Date”) for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. Capitalized terms used in this supplement to the Proxy Statement (this “Supplement”) without definition have the same meanings as set forth in the Proxy Statement.

This Supplement is being filed to correct an inadvertent error in the number of the Company’s shares of common stock reported as outstanding as of the Record Date. The correct number of the Company’s shares of common stock outstanding as of the Record Date is 24,011,403 (not 24,523,608 as reported in the Proxy Statement).

The Company is providing this Supplement solely to correct the number of shares of common stock outstanding as of the Record Date that appears on pages 24, 25 and 29 of the Proxy Statement and, as a result of that correction, to revise the ownership percentages reported in the “Security ownership of principal stockholders” table on page 24 of the Proxy Statement.

This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. Except as specifically supplemented by the information contained in this Supplement, this Supplement does not otherwise modify, amend or supplement the Proxy Statement, and the information contained in the Proxy Statement should be considered in voting your shares. If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON NOVEMBER 10, 2026:

This Supplement, the Proxy Statement, the Company’s official Notice of Internet Availability of Proxy Materials and the Company’s 2025 Annual Report on Form 10-K are available at https://www.proxydocs.com/INREIT.

CHANGES TO PROXY STATEMENT

The following text and table under “Security ownership of principal stockholders” on page 24 of the Proxy Statement are amended and restated as follows:

The following table sets forth the shares of common stock beneficially owned as of September 8, 2026 by each stockholder known to us to beneficially own more than five percent of the Company’s outstanding common stock. The percentage of ownership indicated in the following table is based on 24,011,403 shares of common stock outstanding as of September 8, 2026.

Beneficial Owner of More than 5% of Outstanding Shares	Number of Shares Beneficially Owned	Percent of class
Massachusetts Mutual Life Insurance Company[1]	15,751,325	65.6%
First Trust Capital Management L.P.[2]	1,814,270	7.6%
Invesco Advisers, Inc.[3]	1,500,662	6.2%

1.

Based on a Schedule 13G filed with the SEC on November 7, 2024 and other Company records. The principal business address of Massachusetts Mutual Life Insurance Company is 1295 State Street, Springfield, MA 01111.

2.

Based on a Schedule 13G filed with the SEC on June 5, 2026 and other Company records, as of September 8, 2026, First Trust Alternative Opportunities Fund (“VFLEX”) owned 1,802,434 shares of our outstanding common stock, while First Trust Capital Management L.P. (“FTCM”), First Trust Capital Solutions L.P. (“FTCS”) and FTCS Sub GP LLC (“Sub GP”) collectively owned 1,814,270 shares of our outstanding common stock. The principal business address of VFLEX is 235 West Galena Street, Milwaukee, WI 53212. The principal business address of FTCM, FTCS and Sub GP is 225 W. Wacker Drive, 21st Floor, Chicago, IL 60606.

3.

Includes 1,318,615 shares of common stock held directly by Invesco Realty, Inc., which is a wholly owned subsidiary of Invesco Advisers, Inc. The principal business address of Invesco Advisers, Inc. is 1331 Spring St. NW, Suite 2500, Atlanta, GA 30309.

The second paragraph under “Security ownership of management” on page 25 of the Proxy Statement is amended and restated as follows:

Beneficial ownership reported in the table below has been determined according to SEC regulations and includes common stock that may be acquired within 60 days after September 8, 2026. Unless otherwise indicated, all directors and executive officers have sole voting and investment power with respect to the shares shown. No shares are pledged as security. Based on 24,011,403 shares of the Company’s common stock outstanding on the close of business on September 8, 2026. Unless otherwise noted, the address for each of the persons named below is in care of our principal executive offices at 2300 N Field St., Suite 1200, Dallas, TX 75201.

The following question and answer under “General information regarding the annual meeting” on page 29 of the Proxy Statement is amended and restated as follows:

Q. How many votes do I have?

Every holder of a share of common stock on the Record Date will be entitled to one vote per share for each director to be elected at the Annual Meeting and to one vote per share on each other matter presented at the Annual Meeting. On the Record Date, there were 24,011,403 shares of common stock outstanding and entitled to vote at the Annual Meeting. You are entitled to one vote for each share you held as of the Record Date.